FOR IMMEDIATE RELEASE

eROOMSYSTEM TECHNOLOGIES, INC. REPORTS AUTHORIZATION
TO REPURCHASE 5,000,000 SHARES OF COMMON STOCK

LAKEWOOD, New Jersey - September 11, 2007 - eRoomSystem Technologies, Inc. (OTCBB: ERMS), a supplier of in-room technological amenities for the lodging industry, today announced authorization to repurchase up to five million of the outstanding common shares of eRoomSystem Technologies, Inc. on the open market.

“Given the substantial progress made in the financial condition and well being of eRoomSystem since becoming involved with the Company in October 2003, we believe that the time is right to buy back some of the outstanding shares of common stock of the Company to further strengthen the equity position of the shareholders of eRoomSystem and increase the upside to eRoomSystem and its shareholders”, said Herbert Hardt, board member of eRoom as well as long-time financial investor and shareholder of eRoomSystem Technologies, Inc.

About eRoomSystem Technologies, Inc.:
eRoomSystem Technologies, Inc. is a full service in-room provider for the lodging and travel industry. Its intelligent in-room computer platform and communications network supports eRoomSystem's line of fully automated and interactive refreshment centers, room safes and other applications. eRoomSystem's products are installed in major hotel chains both domestically and internationally. eRoomSystem is a publicly traded company listed on the Over The Counter Bulletin Board under the symbol “ERMS”. You can visit eRoomSystem Technologies, Inc. on the worldwide web at www.eroomsystem.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:
NOTE: The foregoing is news relating to ERMS and contains forward-looking statements that are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this report, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to ERMS or its management, including without limitation, ERMS and its subsidiaries, are intended to identify such forward-looking statements. The actual results, performance or achievements of ERMS could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to the most recently filed Annual Report on Form 10-KSB and other related documents filed with the Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by ERMS and is meant purely for informational purposes.

Press/Investor Contact:
eRoomSystem Technologies, Inc.
investor@eroomsystem.com